UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2018 (January 10, 2018)

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Westport Parkway, Grapevine, TX 76051
(Address of Principal Executive Offices)

(817) 424-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06    Material Impairments
On January 10, 2018, GameStop Corp. concluded that a non-cash, pre-tax impairment charge in the range of $350 million to $400 million will be recorded in the fourth quarter of the fiscal year ending February 3, 2018, primarily associated with acquired dealer agreement intangible assets and goodwill in its Technology Brands segment. The conclusion was made in connection with GameStop Corp.’s annual impairment testing of goodwill and intangible assets, which is not yet finalized. While the Technology Brands segment remains profitable, recent financial performance measures indicate that future sales and profitability no longer support the entire carrying value of its goodwill and intangible assets. No cash expenditures are anticipated as a result of the impairment charge.
Item 7.01    Regulation FD Disclosure.
On January 12, 2018, GameStop Corp. issued a press release announcing its sales results for the nine-week holiday period ended December 30, 2017. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.
(d)        Exhibits.

Exhibit No.	Description
99.1	Press Release issued by GameStop Corp., dated January 12, 2018.
Except for the information contained in Item 2.06, the information contained in this Current Report (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: January 12, 2018	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer